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                                                                  EXHIBIT 99.g-1


               CUSTODY, RECORDKEEPING AND ADMINISTRATIVE SERVICES
                                    AGREEMENT


       THIS AGREEMENT is made as of the 6th day of August, 2001, by and between UMB BANK, N.A., a national banking association, having its principal office and place of business at 1010 Grand Boulevard, Kansas City, Missouri 64106 (the "Bank"), SUNSTONE FINANCIAL GROUP, INC., a Wisconsin corporation, having its principal office and place of business at 803 West Michigan Street, Suite A, Milwaukee, Wisconsin 53233 ("Sunstone"), and SCOUT INVESTMENT ADVISORS, INC., a Missouri corporation, having its principal office and place of business at 1010 Grand Boulevard, Kansas City, Missouri 64106 (the "Company").

       WHEREAS, the Company serves as investment adviser and manager of the UMB Scout Funds (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds");

       WHEREAS, the Funds are open-end investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act") and are authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;

       WHEREAS, the Bank offers or intends to offer to its customers and potential customers one or more retirement or similar plans described in Appendix A hereto and as such is the sponsor of trust and/or custodial accounts (collectively, the "Accounts") pursuant to Trust and/or Custodial Agreements (collectively, the "Account Agreements");

       WHEREAS, the Company desires to have the Bank make such Accounts available to the Funds' shareholders;

       WHEREAS, the Company wishes to confirm the appointment of the Bank as the trustee and/or custodian for the Accounts, as the case may be, and the Bank is willing to accept appointment as trustee and/or custodian for the Accounts, on the terms and conditions set forth herein; and

       WHEREAS, the Company and the Bank desire Sunstone to perform, in its capacity as transfer agent for the Funds, certain administrative and recordkeeping duties relative to the Accounts.

       NOW, THEREFORE, the parties to this Agreement agree to the following:

       1. The Bank represents to Company and Sunstone that it is, and as long as the Accounts and this Agreement are in effect will be, qualified to act as trustee and/or custodian under all applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable laws, rules and regulations.




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       2.     The Company hereby confirms its appointment of the Bank and the
              Bank hereby confirms its acceptance of its appointment as trustee and/or custodian for the Accounts. The Bank agrees to continue to act as trustee and/or custodian for the Accounts subject to the terms hereof, and of each of the Account Agreements.

              a. The Bank understands and agrees that from time to time the Company may propose amendments to the Account Agreements, whether to comply with then-current provisions of the Code or otherwise, and such amendments shall take effect subject to the provisions of the Account Agreements and subject to the Bank's rights thereunder. The rights of the Company to propose amendments from time to time shall not affect the Bank's responsibilities as provided herein.

              b. The appointment of the Bank as trustee and/or custodian hereunder is subject to (i) the terms of the respective Account Agreements; (ii) this Agreement (which shall govern in case of any inconsistency between the terms of this Agreement and any of the Account Agreements or to the extent the respective Account Agreements do not apply); and (iii) the rights of the Bank and of Company to terminate such trusteeship/custodianship in accordance with the terms of the Account Agreements and this Agreement.

       3. Sunstone hereby agrees to diligently perform the administrative and recordkeeping services described in Appendix B with respect to the Accounts. It is understood that it is not the responsibility of any party hereunder to perform tests and/or monitor and enforce any contribution or benefit limitations or distribution requirements imposed by the Code, other than minimum distribution requirements, such responsibility being that of the party adopting the Account Agreement.

       4. The parties acknowledge and agree that Sunstone and the Bank will not serve as "plan administrator" (as defined by the Employee Retirement Income Security Act of 1974, as amended) of any Account or in any other administrative capacity or other capacity except as transfer agent and trustee/custodian, respectively, thereof.

       5. The responsibilities for preparing and keeping current the documents related to the Account Agreements shall be as follows:

              a. The Bank shall provide Sunstone with final forms of (i) Account Agreements, disclosure statements and similar documents ("Account Documents") and (ii) application forms, transfer forms, beneficiary designation forms and similar documents ("Related Documents"), and shall keep such Account Documents and Related Documents current by providing timely any necessary amendments, modifications and supplements thereto. The use of any Account Documents and Related Documents shall be subject to the advance approval of Sunstone and the Company, which approval shall not be unreasonably withheld.



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              b.    Any approvals by Sunstone or the Company under Section 5(a)
                    shall constitute only Sunstone's or the Company's consent to use any such materials and not the approval of the contents or the effect thereof. The Bank shall bear full responsibility for the Account Documents and the Related Documents and the compliance thereof with all applicable laws, rules and regulations, as amended from time to time, and shall fully protect, indemnify and hold harmless the Company and Sunstone against any losses arising out of its or their reliance thereon.

       6. Sunstone is hereby authorized to sign any Account Agreement or application for an account by and on behalf of the Bank as trustee and/or custodian, or endorse any check or draft or other item payable to the Bank by and on behalf of the Bank as trustee and/or custodian, and to designate an employee or employees of Sunstone as authorized persons to execute such signatures and endorsements. The Bank shall promptly transmit, properly endorsed, to Sunstone any monies, checks or other property received by the Bank as trustee and/or custodian for investment for the Accounts.

       7. Sunstone shall collect all fees, if any, charged to the Accounts. Sunstone shall remit to the Bank all or a portion (as specified in Appendix C hereto) of the fees described in Appendix C hereto which are collected by Sunstone as compensation for its services hereunder. Sunstone shall retain the balance as compensation for its services performed under this Agreement. Sunstone may from time to time, after receipt of approval from the Company and the Bank, change such fee schedule; provided, however, no such revision may reduce the compensation to be remitted to the Bank without the Bank's prior approval. The Bank authorizes the distribution on its behalf of any revised fee schedule to existing and prospective Account holders. In the event the Company determines to waive all or a portion of any related Account fees, the Company shall continue to be responsible for arranging for payment of all Account related fees to Sunstone and the Bank.

       8. Sunstone shall furnish to the Bank a quarterly report consisting of the number of Accounts and their aggregate market value as of the end of each quarter. Sunstone shall also provide Bank with a shareholder list from time to time as the Bank may reasonably request and the Company hereby authorizes Sunstone to furnish such reports.

       9. The Bank and Sunstone acknowledge the proprietary and confidential nature of each Fund's list of shareholders and other nonpublic personal information about the shareholders (the "Confidential Shareholder Information"), and hereby agree not use such Confidential Shareholder Information for any purpose other than the performance of this Agreement, or to disclose to any other person Confidential Shareholder Information without prior written permission from a Fund, except where such disclosure is permitted by applicable law or regulation, or as otherwise permitted by the exceptions provided by Sections 248.14 and 248.15 of Regulation S-P (17

              CFR 240.01-30). Information which was already in the possession of the Sunstone or the Bank prior to receipt under this Agreement, or which is disclosed to the Bank by a customer in connection with the establishment and/or continuance of any relationship with the Bank shall not be subject to this paragraph.

       10. Sunstone and Company agree to fully protect the Bank in relying upon the respective duties and responsibilities of Sunstone and Company under the Account Agreements and this Agreement, and agree that each will fully indemnify the Bank and save and hold the Bank harmless from and against any and all claims, damages (including reasonable attorneys' fees), costs, expenses, losses, judgments, taxes (including penalties and interest thereon), or liabilities of any nature whatsoever resulting from or arising out of their respective duties and responsibilities under the Account Agreements and this Agreement; provided however, neither Sunstone nor the Company is required to protect, indemnify or hold the Bank harmless for any claims, damages(including reasonable attorneys' fees), costs, expenses, losses, judgments, taxes or liabilities arising out of, resulting from, or in connection with the negligence, bad faith or willful misconduct of the Bank. The Bank may reasonably rely on the actions or inactions of Sunstone or the Company in performing their respective duties under this Agreement and such reasonable reliance shall not be deemed negligence on part of the Bank.

       11. The Bank agrees to fully protect Company and Sunstone in relying upon the Bank's duties and responsibilities with respect to the Account Agreements and this Agreement, and agrees that it will fully indemnify the Company and Sunstone and save and hold each harmless from and against any and all claims, damages (including reasonable attorneys' fees), costs, expenses, losses, judgments, taxes (including penalties and interest thereon), or liabilities of any nature whatsoever resulting from or arising out of its duties and responsibilities under the Account Agreements and this Agreement; provided however, the Bank is not required to protect, indemnify or hold the Company or Sunstone harmless for any claims, damages, costs, expenses, losses, judgments, taxes or liabilities arising out of, resulting from, or in connection with (i) the respective negligence, bad faith or willful misconduct of the Company or Sunstone, or (ii) the preparation and keeping current of the Account Documents or the Related Documents. Company and Sunstone may reasonably rely on the actions or inactions of the Bank in performing its duties under this Agreement and such reasonable reliance shall not be deemed negligence on the part of the Company or Sunstone.

       12. No provision of this Agreement shall modify or supersede any provision of the Transfer Agency Agreements executed by Sunstone and Company.

       13. This Agreement may be terminated at any time by mutual consent of the Bank, Sunstone, and Company, or upon sixty (60) days' written notice to each of the other parties by any party. Upon termination, Sunstone shall transfer the records of the Account as directed by the Company and the Bank. In the absence of such



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              designation by the Company or the Bank, the Company shall upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, assume full responsibility hereunder and Sunstone and Bank shall thereby be relieved of all duties and responsibilities pursuant to this Agreement. Anything herein to the contrary notwithstanding, the protective covenants and indemnities provided by this Agreement shall survive the termination of the Agreement and shall continue in effect with respect to any and all matters arising (or alleged by any third party to have occurred, whether by way of act or default) during the existence of the Agreement.

       14. No modification or amendment of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each of the parties by their respective duly authorized officers or representatives.

       15. Notices shall be communicated by first class mail, or by such other means as the parties may agree, to the persons and addresses specified below or to such other persons and addresses as the parties may specify in writing.

                    If to Bank:         UMB Bank, N.A.
                                        1010 Grand Boulevard
                                        Kansas City, Missouri  64106
                                        Attn: William A. Hann

                    If to Sunstone:     Sunstone Financial Group, Inc.
                                        803 West Michigan Street, Suite A
                                        Milwaukee, Wisconsin  53233
                                        Attn: General Counsel

                    If to Company:      Scout Investment Advisors, Inc.
                                        1010 Grand Boulevard
                                        Kansas City, Missouri  64106
                                        Attn: John C. Pauls, Secretary

       16. This Agreement shall be governed by the laws of the State of Wisconsin.

       17. This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed shall be deemed an original and all of which when taken together shall constitute one and the same agreement.




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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers under authority of their respective Boards as of the day and year first above written.

                                     UMB BANK, N.A.,

                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------

                                     SUNSTONE FINANCIAL GROUP, INC.

                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------

                                     SCOUT INVESTMENT ADVISORS, INC.

                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------



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                                   APPENDIX A

                                      PLANS


 Individual Retirement Accounts that are offered by the Funds under the provisions of Sections 408 and/or 530 of the Code, and the regulations promulgated thereunder.

                                   APPENDIX B

                                    SERVICES


Pursuant to the Agreement, Sunstone shall:

       a. Receive, allocate to the appropriate Account, and invest pursuant to the governing Account Agreement, all contributions made thereunder, in accordance with the written instructions of the duly authorized directing authority;

       b. Reinvest for each Account all dividends and capital gains or other distributions payable on the shares credited thereto;

       c. Maintain and reconcile Account records and investment transaction records;

       d. Furnish to each Account grantor (with respect to each grantor's individual Account), promptly after the end of each calendar year, a statement of such grantor's account showing:

              i. The net asset value of all full and fractional shares as of the first and last business days of the calendar year,

              ii. Contributions to and distributions from the account during the calendar year, and

              iii.  Earnings reinvested in the account during the calendar year.

       e. Furnish to each Account grantor (with respect to each grantor's individual Account) a confirmation of each transaction in accordance with the terms of the Fund's then current prospectus;

       f. Make distributions from Accounts, including withholding and remittance of federal tax, in accordance with the provisions of the Account Agreements and relevant provisions of the Code;

       g. Furnish information returns and reports to each Account grantor (with respect to each grantor's individual Account) and to the Internal Revenue Service as may be required by the Code;

       h. Establish and maintain for its own and the Bank's use a separate file on each Account which shall consist of such items as are requested by the Bank, including, but not limited to, the IRA Adoption Agreements, Beneficiary

              Form(s), Transfer Form(s), if any, any contributions or investment instructions from the Account grantor to the Bank or its ministerial agent, and all other correspondence between the Bank and other parties relating to its duties under the Account Agreement(s);

       i. Establish and maintain for its own and the Bank's use a separate account record for each Account which will enable the Bank to determine the dates, amount and type of all transactions in the Account, including contributions, distributions and earnings;

       j. Handle all written correspondence with Account grantors and maintain original documents;

       k. Calculate and redeem shares to make all periodic distributions on or before the 5th, 10th, 15th or 20th day of each month, as selected by the Account grantor;

       l. Maintain on behalf of the Bank and make available to it any information which can be obtained from Sunstone's records which the Bank may need in order to fulfill its duties as Trustee/Custodian for an Account or which may be necessary to report to the Internal Revenue Service, the Department of Labor, or any other regulatory body with which the Bank must file such information by applicable law and regulations;

       m. Furnish each Account grantor with a copy of the IRA Agreement, SEP IRA Agreement or SIMPLE IRA Agreement and the IRA Disclosure Statement, SEP IRA Disclosure Statement or SIMPLE IRA Disclosure Statement (as the case may be) as required by applicable law and regulations;

       n. Deliver, or cause to be delivered, to the Account grantor, all proxies, prospectuses and notices pertaining to the UMB Scout Funds held in the Account;

       o. Undertake, as directed by the Bank, all actions necessary to establish and maintain the Accounts as tax-qualified Individual Retirement Accounts under the Internal Revenue Code and other applicable laws and regulations; and

       p. Perform other such functions as all of the parties may agree from time to time.

                         AMENDED AND RESTATED APPENDIX C
                                       TO
          CUSTODY, RECORDKEEPING AND ADMINISTRATIVE SERVICES AGREEMENT


                                      FEES


Intending to be legally bound, the undersigned hereby amend and restate Appendix C to the aforementioned Agreement as follows, effective as of August 6, 2001:

Individual Retirement Accounts that are offered by the Funds under the provisions of Sections 408 and/or 530 of the Code, and the regulations promulgated thereunder:

         FEES: Annual maintenance fee: $12.50 per account. The annual maintenance fee will be paid by or on behalf of the shareholder during the fourth quarter of each calendar year.

         PERCENTAGE TO BANK: 25% of the foregoing fees collected by Sunstone.

         TERMINATION FEE: Minimum of $100 per account. A termination fee will be deducted from a shareholder's account to cover time expended terminating an account and distributing assets or transferring the account to a successor trustee/custodian within six (6) months of the initial deposit (except for grantor's seven day right of revocation).

         PERCENTAGE TO BANK:  100% of the foregoing fees collected by Sunstone.

Dated and effective as of the 6th day of August, 2001.


SCOUT INVESTMENT ADVISORS, INC.


By:
   ----------------------------
Its:
    ---------------------------

SUNSTONE FINANCIAL GROUP, INC.

By:
   ----------------------------
Its:
    ---------------------------